Exhibit 99.1

Earnings Conference Call February 16, 2023 8:00 a.m. CT 1 (844) 200-6205 (within North America) 1 (929) 526-1599 (outside of North America) Access Code: 703044 Webcast: ir.dnow.com

NOW Inc. Reports Fourth Quarter and Full-Year 2022 Results

HOUSTON, TX, February 16, 2023 – NOW Inc. (NYSE: DNOW) announced results for the fourth quarter and full-year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights

•	Revenue was $547 million for the fourth quarter of 2022

•	Net income attributable to NOW Inc. was $32 million and non-GAAP net income attributable to NOW Inc. excluding other costs was $29 million for the fourth quarter of 2022

•

Diluted earnings per share attributable to NOW Inc. stockholders was $0.28 and non-GAAP diluted earnings per share attributable to NOW Inc. stockholders excluding other costs was $0.25 for the fourth quarter of 2022

•	Non-GAAP EBITDA excluding other costs for the fourth quarter of 2022 was $47 million or 8.6% of revenue

•	Cash and cash equivalents was $212 million and long-term debt was zero at December 31, 2022 with total liquidity of approximately $564 million

•

Completed two acquisitions in December 2022 for $59 million in cash, one with a patented process technology solution that expands our suite of greenhouse gas emission reduction products, and one that enhances our pump strategy

•	Repurchased $3 million of common stock in the fourth quarter of 2022

David Cherechinsky, President and CEO of NOW Inc., added, “I am thrilled about our strong fourth quarter results, which capped off a stellar, record year for DNOW on many fronts. For the year, we achieved revenue growth of $504 million or 31% compared to 2021, without consuming cash from operations, as we turned working capital seven times, delivered impressive gross margins of 23.7% and generated $175 million in EBITDA excluding other costs, or 8.2% of revenue.

Our investments in four supercenters equip us to grow in those regional markets and calibrate product availability to resolve customer supply chain challenges. Additionally, the three acquisitions we completed during the year further enhance our competitive position and importance to suppliers, while deepening our appeal to customers. In December, we added two of these acquisitions, one that fortifies our pump position in the Permian and the other that positions DNOW as a vital energy evolution partner in reducing greenhouse gas emissions.

Entering 2023, we are in a great place as a company, remain debt-free with ample liquidity and are well positioned for continued growth and success. The highly talented women and men of DNOW show dedication, enthusiasm, resilience and a competitive spirit toward positioning our company to win the market.”

Prior to the earnings conference call a presentation titled “NOW Inc. Fourth Quarter and Full-Year 2022 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

DistributionNOW is a worldwide supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of 160 years. Headquartered in Houston, Texas, with approximately 2,425 employees and a network of locations worldwide, we offer a broad set of supply chain solutions combined with a suite of digital solutions branded as DigitalNOW® that provide customers world-class technology for digital commerce, data and information management. Our locations provide products and solutions to exploration and production companies, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction companies as well as companies operating in the decarbonization, energy transition and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$212	$313
Receivables, net	398	304
Inventories, net	381	250
Prepaid and other current assets	26	16

Total current assets	1,017	883
Property, plant and equipment, net	119	111
Goodwill	116	67
Intangibles, net	25	9
Other assets	43	34

Total assets	$1,320	$1,104

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$304	$235
Accrued liabilities	126	112
Other current liabilities	9	22

Total current liabilities	439	369
Long-term operating lease liabilities	25	17
Deferred income taxes	1	—
Other long-term liabilities	11	6

Total liabilities	476	392
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 110,369,266 and 110,558,831 shares issued and outstanding at December 31, 2022 and 2021, respectively	1	1
Additional paid-in capital	2,066	2,060
Accumulated deficit	(1,075)	(1,203)
Accumulated other comprehensive loss	(150)	(147)

NOW Inc. stockholders’ equity	842	711
Noncontrolling interest	2	1

Total stockholders’ equity	844	712

Total liabilities and stockholders’ equity	$1,320	$1,104

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021
Revenue	$547	$432	$577	$2,136	$1,632
Operating expenses:
Cost of products	415	331	438	1,630	1,275
Warehousing, selling and administrative	97	91	95	365	341
Impairment and other charges	—	3	—	10	7

Operating profit	35	7	44	131	9
Other income (expense)	(1)	8	—	8	3

Income before income taxes	34	15	44	139	12
Income tax provision	2	3	3	10	7

Net income	32	12	41	129	5
Net income attributable to noncontrolling interest	—	—	1	1	—

Net income attributable to NOW Inc.	$32	$12	$40	$128	$5

Earnings per share attributable to NOW Inc. stockholders:
Basic	$0.28	$0.11	$0.35	$1.14	$0.05

Diluted	$0.28	$0.11	$0.35	$1.13	$0.05

Weighted-average common shares outstanding, basic	110	111	111	111	110

Weighted-average common shares outstanding, diluted	111	111	111	111	110

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021
Revenue:
United States	$414	$303	$435	$1,591	$1,163
Canada	75	72	86	315	249
International	58	57	56	230	220

Total revenue	$547	$432	$577	$2,136	$1,632

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME ATTRIBUTABLE TO NOW INC. TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021
GAAP net income attributable to NOW Inc. (1)	$32	$12	$40	$128	$5
Net income attributable to noncontrolling interest (2)	—	—	1	1	—
Interest expense (income), net	—	—	(1)	(1)	—
Income tax provision	2	3	3	10	7
Depreciation and amortization	5	5	5	19	23
Other costs:
Stock-based compensation	4	2	3	11	8
Other (3)	4	(5)	2	7	2

EBITDA excluding other costs	$47	$17	$53	$175	$45

EBITDA % excluding other costs (4)	8.6%	3.9%	9.2%	8.2%	2.8%

NET INCOME ATTRIBUTABLE TO NOW INC. TO NON-GAAP NET INCOME ATTRIBUTABLE TO NOW INC. EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021
GAAP net income attributable to NOW Inc. (1)	$32	$12	$40	$128	$5
Other, net of tax (5) (6)	(3)	(4)	(6)	(21)	4

Net income attributable to NOW Inc. excluding other costs (6)	$29	$8	$34	$107	$9

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO NOW INC. STOCKHOLDERS TO NON-GAAP DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO NOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021
GAAP diluted earnings per share attributable to NOW Inc. stockholders (1)	$0.28	$0.11	$0.35	$1.13	$0.05
Other, net of tax (5) (6)	(0.03)	(0.04)	(0.05)	(0.18)	0.03

Diluted earnings per share attributable to NOW Inc. stockholders excluding other costs (6)	$0.25	$0.07	$0.30	$0.95	$0.08

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income attributable to NOW Inc. excluding other costs and (iii) diluted earnings per share attributable to NOW Inc. stockholders excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

Net income attributable to noncontrolling interest represents the income retained by the noncontrolling party of a joint venture in our international segment which we consolidate into our financials as we are the primary beneficiary and controlling member.

(3)	Other includes certain income and expenses not included in stock-based compensation.

For the three months ended December 31, 2022, Other included approximately $4 million (included in warehousing, selling and administrative), of which approximately $3 million related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages and approximately $1 million related to separation and transaction-related charges.

For the year ended December 31, 2022, Other included approximately $10 million (included in impairment and other charges) related to the reclassification of accumulated foreign currency translation losses due to the substantial liquidation of certain foreign subsidiaries; as well as, approximately $10 million (included in warehousing, selling and administrative), of which approximately $5 million related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages and approximately $5 million related to separation and transaction-related charges; partially offset by a benefit of approximately $13 million (included in other income) related to the decrease of contingent consideration liability.

(4)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(5)

For the three months ended December 31, 2022, Other, net of tax included a benefit of approximately $7 million from changes in the valuation allowance recorded against the Company’s deferred tax assets, partially offset by approximately $3 million related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages and approximately $1 million related to separation and transaction-related charges.

For the year ended December 31, 2022, Other, net of tax included a benefit of approximately $28 million from changes in the valuation allowance recorded against the Company’s deferred tax assets, as well as, a benefit of approximately $13 million related to the decrease of contingent consideration liability, partially offset by approximately $10 million of impairment and other charges, approximately $5 million in separation and transaction-related charges and $5 million related to legal fees for litigation matters discussed above.

The Company has excluded the impact of these items on its valuation allowance in computing net income excluding other costs.

(6)	Totals may not foot due to rounding.